EXHIBIT 22





                          SUBSIDIARY OF THE REGISTRANT
                      (Upon the completion of Transaction)


                                                           Percentage of     State of Incorporation
         Parent                      Subsidiary              Ownership          or Organization
-------------------------     ------------------------     -------------     ----------------------
Hemlock Federal Financial     Hemlock Federal Bank for          100%                 Federal
Corporation                   Savings


       It is contemplated that the financial statements of the Registrant will be consolidated with its subsidiary.